Exhibit 2.1

STOCK PURCHASE AGREEMENT

       THIS STOCK PURCHASE AGREEMENT is entered into as of December 11, 2007 by and between
CHARLES RANDALL GEER, JANA GEER DOUGLAS, DONNA OSTEEN REICH, JERRYE GEER FALTYN, AND
LORI GEER SMITH (the “Sellers”), individuals and the owners of 100% of the issued and outstanding shares, common and/or preferred, of GEER TANK TRUCKS, INC. (the “Company”), and CONTINENTAL FUELS, INC., a
Nevada corporation (the “Purchaser”).

RECITALS

       WHEREAS, the Sellers are the owners and holders of all of the issued and outstanding common and/or preferred stock in Geer Tank Trucks, Inc., a Texas corporation.

       WHEREAS, all or some of the Sellers are Officers and/or Directors of Geer Tank Trucks, Inc. and they have each and all agreed to resign those positions in connection with execution of this Agreement

       WHEREAS, all or some of the Sellers are employees of Geer Tank Trucks, Inc. and all or some of them in addition to certain other employees of the Company have agreed to continue their employment in connection with the execution of this Agreement.

       WHEREAS, the Sellers desire to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares for the Purchase Price.

AGREEMENT

       The Sellers, the Company and the Purchaser, intending to be legally bound, agree as follows:

SECTION 1. SALE AND PURCHASE OF THE SHARES.

       1.1 Sale and Purchase of the Shares. The Sellers shall sell and deliver the Shares to the Purchaser and the Purchaser shall acquire the Shares from the Sellers, on the terms and subject to the conditions set forth in this Agreement.

       1.2 Purchase Price. The Purchaser shall pay the Purchase Price to the Sellers for the Shares on the
date of closing which shall occur by or before December 14, 2007. The total Purchase Price is as follows:

         A. Five Million, Five Hundred Thousand Dollars ($5,500,000.00) Cash in certified funds at
Closing.

       1.3 Earnest Money. Buyer had previously delivered the sum of One Hundred Thousand Dollars
($100,000.00) as and for an earnest money deposit which sum shall be retained by Sellers as and for an agreement to extend the terms of the previously executed agreement which is hereby modified and replaced by the terms herein set forth.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

       The Purchaser represents and warrants as follows:

       2.1 Authority, Approval and Enforceability.

         (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

         (b) The Purchaser has full power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and all actions of the
Purchaser necessary for such execution, delivery and performance have been duly taken.

         (c) This Agreement, when executed and delivered, is a legal, valid and binding obligation of the Purchaser, and, upon due execution and delivery by the parties thereto, all agreements, instruments and documents to be executed by the Purchaser in connection with the transactions contemplated hereby will be legal, valid and binding obligations of the Purchaser, each enforceable against the Purchaser in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

       2.2 Compliance with Other Instruments. The execution, delivery, and performance of and compliance with this Agreement and payment of the Purchase Price pursuant hereto, will not violate any contract or agreement to which the Purchaser is a party or by which the Purchaser is bound.

       2.3 Litigation. There is no action, suit, proceeding or investigation pending, or currently threatened, against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into any such agreement, or to consummate the transactions contemplated hereby.

       2.4 No Consent Required. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Purchaser is a party, is required for the execution, delivery or performance by the Purchaser of this
Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

       2.5 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon
Purchaser’s representation to the Sellers that the Shares to be received by the Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such Person or to any third person, with respect to any of the Shares.

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       2.6 Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Sellers and Geer Tank Trucks, Inc. regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of Geer
Tank Trucks, Inc.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

       The Company and the Sellers represent and warrant, to and for the benefit of the Purchaser, as follows:

       3.1 Authority, Approval and Enforceability.

       (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The Sellers are natural persons, citizens of the United States of
America and residents of the State of Texas, under no disability and full power and authority to sell and deliver their shares in the Company.

       (b) The Company and the Sellers have full power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and all actions of the Company and the Sellers necessary for such execution, delivery and performance have been duly taken.

       (c) This Agreement, when executed and delivered, is a legal, valid and binding obligation of the
Company and the Sellers, and, upon due execution and delivery by the parties thereto, all agreements, instruments and documents to be executed by the Company and the Sellers in connection with the transactions contemplated hereby will be legal, valid and binding obligations of the Company and the Sellers, each enforceable against the
Company and the Sellers in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

       3.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of
1,000,000, shares of Class A Voting Common stock, 14,000 shares of which are issued and outstanding, and
1,000,000 shares of Class B Non-Voting Common stock, 126,000 shares of which are issued and outstanding. All the outstanding notes, debentures and other debt securities of the Company as of December 11, 2007, including the
Notes, and all trade debts of the Company in excess of $10,000 are as follows: NONE. Other than as disclosed herein, there are currently no options or warrants outstanding which are convertible into shares of the capital stock of the Company.

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       3.3 Valid Issuance of Shares. The Shares when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued and outstanding, fully paid and nonassessable, owned by each of the Sellers free and clear of any liens and encumbrances of any nature whatsoever and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and Federal securities laws.

       3.4 No Conflict. The execution and delivery by the company of this Agreement and any other agreements, instruments and documents to be executed and delivered by the Company and the Sellers pursuant hereto do not, and the performance and consummation by the Company and the Sellers of the transactions contemplated hereby and thereby will not, conflict with or result in any breach or violation of or default, termination, forfeiture or lien under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, forfeiture or lien under) any terms or provisions of any statute, rule, regulation, judicial or governmental decree, order or judgment, agreement, lease or other instrument to which the
Company and/or the Sellers is a party or to which the Company or its assets are subject that has or is likely to have a material adverse effect on the Company.

       3.5 Litigation. There is no action, suit, proceeding or investigation pending, or currently threatened, against the Company and/or the Sellers, other than as disclosed herein, including any such action, suit, proceeding or investigation that questions the validity of this Agreement or the right of the Company or the Sellers to enter into any such agreement, or to consummate the transactions contemplated hereby.

       3.6 No Consent Required. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Company or the Sellers is a party or to which the Company or the Sellers is subject that has or is likely to have a material adverse effect on the Company, is required for the execution, delivery or performance by the
Company or the Sellers of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

       3.7 The Sellers hereby waive any and all dividends, interest, increments and claims which may be due from the Company from the shares of stock being sold hereby or otherwise.

       3.8 The Company has incurred no liabilities, obligations or commitments of any nature, kind or description, except such liabilities or commitments which may be listed on the books and records of the Company.
The Company and the Sellers warrant and represent that they have disclosed all material information and that the books and records of the Company and all other information provided to Purchaser are accurate and up to date.

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SECTION 4. FURTHER AGREEMENTS.

       4.1 Stock Liquidation. It is agreed that the Sellers, as the recipients of certain shares of stock in the
Purchaser as and for a portion of the Purchase Price, shall limit their liquidation and/or sale of such stock to no more than 5,000 shares in any trading day and 25,000 shares in any trading week and the Sellers shall execute any documents and submit any records as Purchaser may reasonably request in order to ensure compliance with such limitation.

       4.2 Board Matters. The Company represents that it has obtained and is in possession of the resignations of Charles Randall Geer, Jana Geer Douglas, Donna Osteen Reich, Jerrye Geer Faltyn, and Lori Geer
Smith as members of the Board of Directors and/or as Officers of the Company, contingent on sale of the shares and receipt by the Sellers of the Purchase Price. Upon close of this transaction, the Company shall accept the resignations of all officers and directors except the resignation of Lori Geer Smith as a member of the board. As the sole remaining director after the close, Lori Geer Smith shall immediately appoint Kamal Abdallah, Timothy Brink and
Christopher McCauley to the vacancies on the Board of Directors after which time the Company shall accept Lori
Geer Smith’s resignation from the board.

       4.3 Noncompetition Agreements/Employment Agreements. At the Closing, the Sellers and any
and all officers, directors and/or employees of the Company designated by Purchaser shall execute Noncompetition
Agreements in such form as is attached hereto as Exhibit A. In addition, certain officers, directors and/or employees of the Company as designated by Purchaser shall execute Employment Agreements in such form as the parties may agree.

       4.4 Continuation of Business. Upon execution hereof and until the Closing, the Sellers and the
Company shall continue to operate the business in its normal course, making no expenditure, entering into no obligation and disposing of no asset valued in excess of Ten Thousand Dollars ($10,000.00) outside the ordinary course of business without Purchaser’s prior approval. The Company shall not issue and the Sellers shall not receive any dividend or distribution of funds or assets during this time.

SECTION 5. MISCELLANEOUS PROVISIONS

       5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of
Nevada as such laws are applied to agreements between corporations organized and existing under Nevada law.

       5.2 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach, default or noncompliance under this Agreement or any waiver of any provisions or conditions of the agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or otherwise afforded to any party, shall be cumulative and not alternative.

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       5.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged, or upon the next business day following receipt of telex or telecopy transmission, or upon the third day after deposit in the United
States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below or at such other address as a party may designate by ten (10) days advance written notice to the other party hereto:

If to the Sellers:
Geer Tank Trucks, Inc.
Attn:Lori Smith
PO Drawer J
Jacksboro, TX 76458

If to the Company:

Geer Tank Trucks, Inc.
Attn:Lori Smith
PO Drawer J
Jacksboro, TX 76458

If to the Purchaser:

Continental Fuels, Inc.
Attn: Tim Brink, CEO
9901 IH 10 West, Suite 800
San Antonio, Texas 78230

       5.4 Assignment: Binding upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       5.5 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

       5.6 Expenses. Each party will bear its respective expenses and legal fees incurred with respect to this
Agreement, and the transactions contemplated hereby.

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       5.7 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

       5.8 Entire Agreement. This Agreement hereby modifies and replaces any other agreement previously executed by the parties and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

       5.9 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the
Purchaser hereunder solely as of the date of such certificate or instrument.

       5.10 Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

       5.11 Brokers and Finders. The Purchaser has no knowledge of any person who will be entitled to or make a claim for payment of any finder fee or other compensation as a result of the consummation of the transactions contemplated by this Agreement. Sellers and Company shall be solely responsible for the payment of any and brokers’ fees relative to this transaction.

       5.12 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       5.13 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or enforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or enforceable provision.

       5.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

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       The parties hereto have caused this Agreement to be executed and delivered this 11th day of December,
2007.

PURCHASER:

CONTINENTAL FUELS, INC.

By: _______________________________________
Timothy Brink, CEO

COMPANY:
GEER TANK TRUCKS, INC.

By:_______________________________________
Lori Geer Smith, President & Chief Executive Officer

SELLERS:

__________________________________________
CHARLES RANDALL GEER

__________________________________________
JANA GEER DOUGLAS

__________________________________________
DONNA OSTEEN REICH

__________________________________________
JERRYE GEER FALTYN

__________________________________________
LORI GEER SMITH

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